NVE Corporation Reports Second Quarter Fiscal 2005 Results

EDEN PRAIRIE, Minn.--October 20, 2004--NVE Corporation (NasdaqSC: NVEC) today announced financial results for the three months ended September 30, 2004.

Net income for the second quarter was $423,298, or $0.09 per diluted share, compared to $406,476, or $0.09 per diluted share for the prior-year quarter. Total revenue was $3.10 million, compared to $2.86 million for the prior-year quarter, an increase of 8 percent. Product sales increased 14 percent to $1.45 million, from $1.27 million in the prior-year quarter and contract research and development revenue increased 3 percent to $1.65 million, from $1.60 million.

For the six months ended September 30, 2004, the company reported net income of $906,969, or $0.18 per diluted share, compared to $740,894, or $0.16 per share for the six months ended September 30, 2003. Total revenue for the first six months of fiscal 2005 was $5.98 million, compared to $5.68 million reported in the first six months of fiscal 2004, a 5-percent increase. Product sales in the first half of fiscal 2005 increased 19 percent and contract research and development revenue decreased 4 percent compared with the prior-year period.

"We are pleased with our results for the second quarter," said Daniel A. Baker, Ph.D., NVE president and chief executive officer. "Strong product sales in our core industrial markets more than offset an anticipated decline in product sales to St. Jude Medical, and we maintained solid profitability."

NVE is a leader in the practical commercialization of spintronics, a nanotechnology which many experts believe represents the next generation of microelectronics. NVE licenses its MRAM intellectual property and sells spintronic products including sensors and couplers to revolutionize data sensing and transmission.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as uncertainties relating to MRAM production by our licensees, risks in the enforcement of our patents, uncertainties related to the awarding of future government contracts, risks related to competitive threats, risks associated with our reliance on several large customers, and risks associated with meeting stringent customer technical requirements, risks in continued profitability, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-KSB and other reports filed with the SEC.

                                     ###

                           NVE Corporation
                  CONDENSED STATEMENTS OF OPERATIONS
      THREE MONTHS AND SIX MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
              (IN THOUSANDS EXCEPT PER SHARE; UNAUDITED)

Three Months Ended                      Sept. 30, 2004  Sept. 30, 2003
Revenue:
  Contract research and development           $ 1,646         $ 1,596
  Product sales                                 1,450           1,269
                                        --------------  --------------
Total revenue                                   3,096           2,865

Cost of sales                                   1,961           1,739
                                        --------------  --------------
Gross profit                                    1,135           1,126

Expenses:
  Research and development                        306             303
  Selling, general & administrative               482             476
                                        --------------  --------------
Total expenses                                    788             779
                                        --------------  --------------
Income from operations                            347             347

Interest income                                    58              44
Interest expense                                   (4)             (7)
Other income                                       22              22
                                        --------------  --------------
Net income                                    $   423         $   406
                                        ==============  ==============

Weighted average shares outstanding             4,933           4,679
Net income per share - diluted                $  0.09         $  0.09


Six Months Ended                        Sept. 30, 2004  Sept. 30, 2003
Revenue:
  Contract research and development           $ 3,172         $ 3,317
  Product sales                                 2,813           2,367
                                        --------------  --------------
Total revenue                                   5,985           5,684

Cost of sales                                   3,587           3,648
                                        --------------  --------------
Gross profit                                    2,398           2,036

Expenses:
  Research and development                        668             481
  Selling, general & administrative               966             926
                                        --------------  --------------
Total expenses                                  1,634           1,407
                                        --------------  --------------
Income from operations                            764             629

Interest income                                   113              93
Interest expense                                   (8)            (15)
Other income                                       38              34
                                        --------------  --------------
Net income                                    $   907         $   741
                                        ==============  ==============

Weighted average shares outstanding             4,929           4,646
Net income per share - diluted                $  0.18        $   0.16

                           NVE Corporation
                       CONDENSED BALANCE SHEETS
                 SEPTEMBER 30, 2004 AND MARCH 31, 2004
                            (IN THOUSANDS)

                                               (UNAUDITED)
                                                Sept. 30,   March 31,
                                                   2004       2004
ASSETS
Current assets:
  Cash                                           $    809    $  1,056
  Investment securities                             6,416       6,489
  Accounts receivable, net                          2,548       1,739
  Inventories                                       1,090       1,150
  Other current assets                                429         547
                                               ----------- -----------
Total current assets                               11,292      10,981
Fixed assets                                        1,872       1,439
                                               ----------- -----------
Total assets                                     $ 13,164    $ 12,420
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                    447         327
  Accrued payroll and other                           593         712
  Other current liabilities                           422         547
                                               ----------- -----------
Total current liabilities                           1,462       1,586
Long-term liabilities                                  68         101
                                               ----------- -----------
Total liabilities                                   1,530       1,687

Shareholders' equity:
  Common stock                                         45          45
  Additional paid-in capital                       13,377      13,298
  Accumulated other comprehensive income                5          90
  Accumulated deficit                              (1,793)     (2,700)
                                               ----------- -----------
Total shareholders' equity                         11,634      10,733
                                               ----------- -----------
Total liabilities and shareholders' equity       $ 13,164    $ 12,420
                                               =========== ===========